AGREEMENT AMONG PRINCIPALS

dated as of

               , 2007

among

PETER BRIGER, JR.,

WESLEY EDENS,

ROBERT KAUFFMAN,

RANDAL NARDONE,

and

MICHAEL NOVOGRATZ

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS
SECTION 1.1	DEFINITIONS	1
SECTION 1.2	GENDER	5
	ARTICLE II
	FORFEITURE
SECTION 2.1	FORFEITURE	5
SECTION 2.2	PERMITTED TRANSFEREES	8
	ARTICLE III
	MISCELLANEOUS
SECTION 3.1	NOTICES	9
SECTION 3.2	INTERPRETATION	9
SECTION 3.3	SEVERABILITY	10

i

AGREEMENT AMONG PRINCIPALS (the “Agreement”), dated as of                 , 2007, among the individuals set forth on the signature pages hereto (the “Principals”).

WHEREAS, in connection with the IPO (as defined herein), Fortress and its Affiliates (as defined herein) intend to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-138514) (the “IPO Registration Statement”); and

WHEREAS, the Principals, as owners of certain equity interests in Fortress Operating Group (as defined herein), desire to address herein certain relationships among themselves with respect to the forfeiture of their equity interests in the Fortress Operating Group.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“AGREEMENT” has the meaning set forth in the recitals to this Agreement.

“BOARD” means the board of directors of Fortress.

“BUSINESS DAY” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“CLASS A SHARES” means the Class A Shares of Fortress representing Class A limited liability company interests of Fortress and any equity securities issued or issuable in exchange for or with respect to such Class A Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CLASS B SHARES” means the Class B Shares of Fortress representing Class B limited liability company interests of Fortress and any equity securities issued or issuable in exchange for or with respect to such Class B Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CONTINUING PRINCIPAL” shall have the meaning set forth in Section 2.1.

“DISABILITY” shall refer to any physical or mental incapacity which prevents a Principal from carrying out all or substantially all of his duties under his employment agreement with Fortress in such capacity for any period of one hundred twenty (120) consecutive days or any aggregate period of six (6) months in any 12-month period, as determined, in its sole discretion, by a majority of the members of the Board, including a majority of the Continuing Principals who are members of the Board (but for the sake of clarity not including the Principal in respect of which the determination is being made).

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“FOG UNIT” refers to a unit in the Fortress Operating Group, which represents one limited partnership interest in each of the limited partnerships that comprise the Fortress Operating Group and any equity securities issued or issuable in exchange for or with respect to such FOG Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“FORFEITABLE INTERESTS” shall have the meaning set forth in Section 2.1.

“FORFEITING PRINCIPAL” shall have the meaning set forth in Section 2.1.

“FORFEITURE DATE” means, as to the Forfeitable Interests to be forfeited to any Continuing Principal, the date which is the earlier of (i) the date that is six months after the applicable date of termination of employment and (ii) the date on or after such termination date that is six months after the date of the latest publicly-reported disposition of equity securities of Fortress by any such Continuing Principal which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act.

“FORTRESS” refers to Fortress Investment Group LLC, a Delaware limited liability company formerly known as Fortress Investment Group Holdings LLC.

“FORTRESS EMPLOYER” means Fortress (or such successor thereto or such other entity controlled by Fortress or its successor as may be such Principal’s employer at such time, it being understood that a Principal shall be deemed to be employed by a Fortress Employer and to not have terminated employment with a Fortress Employer if employed by any such entity).

“FORTRESS OPERATING GROUP” has the meaning set forth in IPO Registration Statement.

“INITIAL CLASS B SHARES” shall have the meaning set forth in Section 2.1.

“INITIAL FOG UNITS” shall have the meaning set forth in Section 2.1.

“IPO” means the initial offering of Class A Shares to the public, as described in the IPO Registration Statement.

“IPO REGISTRATION STATEMENT” has the meaning set forth in the recitals of this Agreement.

“JOINDER” shall have the meaning set forth in Section 2.2.

“PERMITTED TRANSFEREE” shall mean with respect to each Principal and his Permitted Transferees (a) such Principal’s spouse, (b) a lineal descendant of such Principal’s maternal or paternal grandparents, the spouse of any such descendant or a lineal descendent of any such spouse, (c) a charitable institution, (d) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Principal and persons described in clauses (a) through (c) of this definition, (e) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Principal and Persons described in clauses (a) through (d) of this definition, (f) an individual mandated under a qualified domestic relations order, (g) a legal or personal representative of such Principal in the event of his death or

Disability, (h) any other Principal with respect to transactions contemplated by this Agreement, (i) any other Principal who is then employed by Fortress or any of its Affiliates or any Permitted Transferee of such Principal in respect of any transaction not contemplated by this Agreement and (j) in the case of Mr. Novogratz, MN1 LLC, a Delaware limited liability company. For purpose of this definition: (i) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; (ii) “charitable institution” shall refer to an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under section 501(a) thereof; and (iii) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate.

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“PRINCIPALS” has the meaning set forth in the recitals to this Agreement.

“PROCEEDING” shall have the meaning set forth in Section 3.8.

“SELECTED COURTS” shall have the meaning set forth in Section 3.8.

“SHAREHOLDERS AGREEMENT” shall mean the shareholders agreement by and among Fortress and the Principals, dated the date hereof.

“SHARES” means, collectively, the outstanding Class A Shares and Class B Shares (as equitably adjusted to reflect any split, combination, reorganization, recapitalization, reclassification or other similar event involving the Class A Shares and/or Class B Shares).

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“TAX RECEIVABLE AGREEMENT” shall mean the tax receivable agreement, dated January 17, 2007, among FIG Corp, a Delaware corporation, FIG

Asset Co. LLC, a Delaware limited liability company, Fortress Operating Entity I LP, a Delaware limited partnership, Fortress Operating Entity II LP, a Delaware limited partnership, Fortress Operating Entity III LP, a Delaware limited partnership and the Principals.

SECTION 1.2 GENDER. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

FORFEITURE

SECTION 2.1 FORFEITURE

(a) In the event a Principal (the “Forfeiting Principal”) voluntarily terminates his employment with a Fortress Employer for any reason prior to the fifth anniversary of the date (the “Consummation Date”) on which the IPO is consummated, and such Principal has not resumed his employment with Fortress or any of its Subsidiaries as of the applicable Forfeiture Date, a portion of the FOG Units and corresponding Class B Shares held by that Principal and his Permitted Transferee(s) as of the Consummation Date (the “Initial Class B Shares” and “Initial FOG Units,” respectively) and a portion of all cash and/or securities into which such Initial Class B Shares or Initial FOG Units are exchanged prior to the date on which such forfeiture occurs (such cash and securities, together with the Initial Class B Shares and Initial FOG Units, collectively, the “Forfeitable Interests” of such Principal) shall, subject to the provisions of Section 2.1(b), be forfeited as of the applicable Forfeiture Date to the Principals (“Continuing Principals”) who continue to be employed by a Fortress Employer as of the applicable Forfeiture Date as follows:

(i) in the event such termination occurs prior to the first anniversary of the Consummation Date, 82.5% of such Principal’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Fortress Employer) shall be forfeited;

(ii) in the event such termination occurs after the first anniversary of the Consummation Date but prior to the second anniversary of the Consummation Date, 66% of such Principal’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Fortress Employer) shall be forfeited;

(iii) in the event such termination occurs after the second anniversary of the Consummation Date but prior to the third anniversary of the Consummation Date, 49.5% of such Principal’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Fortress Employer) shall be forfeited;

(iv) in the event such termination occurs after the third anniversary of the Consummation Date but prior to the fourth anniversary of the Consummation Date, 33% of such Principal’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Fortress Employer) shall be forfeited; and

(v) in the event such termination occurs after the fourth anniversary of the Consummation Date but prior to the fifth anniversary of the Consummation Date, 16.5% of such principal’s Forfeitable Interests (and such percentage of all distributions received with respect to such Forfeitable Interests after the date such Principal voluntarily terminates his employment with a Fortress Employer) shall be forfeited.

Further, to the extent that a Principal (or a Permitted Transferee) exchanges FOG Units and Class B Shares for Class A Shares, and then forfeits such Class A Shares to other Principals pursuant to this Section 2.1, such forfeiting Principal (and Permitted Transferee, as applicable) shall also forfeit to such other Principals his rights to receive payments under the Tax Receivable Agreement with respect to the Exchange (as defined in the Tax Receivable Agreement) which resulted in such Forfeiting Principal’s (or Permitted Transferee’s) acquisition of such forfeited Class A Shares.

(b) To the extent that the amount of Initial FOG Units and Initial Class B Shares held by a Principal and his Permitted Transferee(s) decreases due to the exchange by the Principal and his Permitted Transferee(s) of Initial FOG Units for Class A Shares, at all times after such exchange the number of Forfeitable Interests of such Principal shall be deemed to exclude all Initial FOG Units and Initial Class B Shares cancelled due to such exchange and shall be deemed to include all Class A Shares received in such exchange.

(c) Forfeitable Interests forfeited by a Principal (including those forfeited by a Permitted Transferee) pursuant to Section 2.1(a) shall be allocated among the Continuing Principals based on their and their respective Permitted Transferees’ collective pro rata ownership of all Forfeitable Interests held by the Continuing Principals and their respective Permitted Transferees as of the Forfeiture Date; provided, that for purposes of the above allocation, each Principal shall be deemed to hold all Forfeitable Interests that he or his Permitted Transferee transfers to a Charitable Institution, even if such Charitable Institution subsequently transfers such Forfeitable Interests to any other Person.

(d) To the extent that a Continuing Principal receives Forfeitable Interests of another Principal (or his Permitted Transferee) pursuant to this Section 2.1, such Forfeitable Interests, shall be deemed to be Forfeitable Interests of the Principal receiving such Forfeitable Interests for all purposes of this Agreement; provided the Principal receiving such Forfeitable Interests shall be permitted to sell without regard to the transfer restrictions set forth in the Shareholders Agreement such number of Forfeitable Interests received by him as required to pay taxes payable as a result of the receipt of such interests, calculated based on the maximum combined U.S. federal, New York State and New York City tax rate applicable to individuals (it being understood in the case of each Continuing Principal who is not required to pay taxes in the applicable fiscal quarter in which he receives such Forfeitable Interests as a result of being in the federal income tax “safe harbor” that no such sales shall occur prior to the six month anniversary of the applicable termination date which gave rise to the receipt of such Forfeitable Interests).

(e) On the applicable Forfeiture Date, or on such later date that is the first Business Day after such Forfeiture Date, a Principal (and Permitted Transferee) that is required to forfeit Forfeitable Interests pursuant to this Section 2.1 shall deliver (if applicable) the certificate or certificates representing all such Forfeitable Interests to Fortress, together with all distributions received with respect to such Forfeitable Interests as required by this Section 2.1 (which may be delivered in the case of cash by wire transfer to such account as Fortress may designate), together with an assignment of rights to receive payments under the Tax Receivable Agreement, in form and substance reasonably satisfactory to Fortress, with respect to each Continuing Principal, as contemplated by Section 2.1(a), together with all other documentation reasonably requested by Fortress, and together with instructions to Fortress to cause the cancellation of all such Forfeitable Interests and to cause the issuance to each of the Continuing Principals of all the Forfeitable Interests, and all of the distributions received with respect to such Forfeitable Interests that are required be forfeited pursuant to this Section 2.1, to which such Continuing Principal is entitled pursuant to this Section 2.1.

(f) The transfer by a Principal of any Forfeitable Interests to a Permitted Transferee or any other Person will in no way effect any of such Principal’s obligations under Section 2.1(a) and no failure of a Permitted Transferee to deliver pursuant to Section 2.1(e) certificates representing Forfeitable Interests that are forfeited (whether or not such Permitted Transferee has signed a Joinder Agreement or not) shall release any Principal of such obligations. A Principal may, in his sole discretion, satisfy all or a portion of his obligations under Section 2.1(a) by substituting, for any Class A Share otherwise forfeitable pursuant to Section 2.1(a), an amount of cash equal to the closing trading price, on the Business Day immediately preceding the Forfeiture Date, of a Class A Share on the securities exchange where the Class A Shares then primarily trade.

(g) The forfeiture requirements contained in this Section 2.1 shall lapse with respect to a Principal and his Permitted Transferees if (x) such Principal dies prior to the date on which a Principal voluntarily terminates his employment with a Fortress Employer or on which a Disability determination occurs with respect to such Principal or (y) a Disability determination occurs with respect to such Principal prior to the date that such Principal voluntarily terminates his employment with a Fortress Employer; provided, however, that if a Principal voluntarily terminates his employment with a Fortress Employer prior to a determination by the Board that such Principal suffers from a Disability, and after such date the Board determines that such Principal was Disabled on the date he terminated his employment with a Fortress Employer, then the forfeiture requirements contained in this Section 2.1 shall lapse with respect to a Principal and his Permitted Transferees as of the date of such termination of employment.

SECTION 2.2 PERMITTED TRANSFEREES. In connection with the transfer of any Forfeitable Interests from a Principal to his Permitted Transferee or from a Permitted Transferee of a Principal to another Permitted Transferee of a Principal, the applicable Principal may require such Permitted Transferee who acquires any Forfeitable Interests to execute a joinder agreement (the “Joinder”) agreeing to be bound by Section 2.1 of this Agreement, in a form substantially similar to the Form of Joinder attached as Exhibit A hereto, and to deliver such Joinder to each Principal who is then employed by a Fortress Employer. In the event a Principal or Principals become entitled to receive Forfeitable Interests pursuant to Section 2.1(a) (subject to the conditions and time period set forth in Section 2.1), he or they shall deliver a written notice in accordance with Section 3.1 to each Permitted Transferee of such terminating Principal that has executed a Joinder stating that the Permitted Transferee is required to forfeit Forfeitable Interests pursuant to this Section 2.1. Upon the receipt of such written notice, the Permitted Transferee shall take all steps necessary to transfer the appropriate Forfeitable Interests as required by Section 2.1.

ARTICLE III

MISCELLANEOUS

SECTION 3.1  NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 3.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) if to any of the Principals, to:
the address and facsimile number set forth in the records of Fortress

SECTION 3.2  INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 3.3 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 3.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

SECTION 3.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto any rights or remedies hereunder.

SECTION 3.6 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

SECTION 3.7 GOVERNING LAW; EQUITABLE REMEDIES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

SECTION 3.8 CONSENT TO JURISDICTION. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Principals at their respective addresses referred to in Section 3.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 3.9 AMENDMENTS; WAIVERS.

(a) The Agreement may be amended and the terms and conditions of the Agreement may be changed or modified at any time upon the approval of a majority of the Principals who then constitute Continuing Principals.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 3.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 3.11 STATUS. The Principals and any other Person who executes a Joinder shall not be deemed to be members of a “group” (as such term is defined in Section 13D of the Exchange Act), and each Principal and each other Person who executes a Joinder shall not be deemed to “beneficially own” (as such term is defined in Section 13D of the Exchange Act) Shares owned by any other Principal or any other Person who executes a Joinder, because of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PETER L. BRIGER, JR.

WESLEY R. EDENS

ROBERT I. KAUFFMAN

RANDAL A. NARDONE

MICHAEL E. NOVOGRATZ

EXHIBIT A

FORM OF JOINDER

This JOINDER (this “Joinder”) to the Agreement Among Principals, dated as of     , 2007, by and among Peter Briger, Jr., Wesley Edens, Robert Kauffman, Randal Nardone and Michael Novogratz (the “Agreement Among Principals”) is made as of             ,          by                 (“Permitted Transferee”).

WHEREAS, on             , Permitted Transferee acquired (the “Acquisition”)              Forfeitable Interests (as such term is defined in the Agreement Among Principals) (such Forfeitable Interests, together with all other Forfeitable Interests hereinafter acquired by Permitted Transferee from Transferor and its Permitted Transferees (as defined in the Agreement Among Principals), the “Acquired Interests”) from               (“Transferor”); and

WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, Permitted Transferee hereby agrees as follows:

Section 1.1    Joinder. Permitted Transferee hereby acknowledges and agrees to be bound by Sections 2.1(c), 2.1(e), 2.1(f), and 2.1(g) and Article III of the Agreement Among Principals with respect to the Acquired Interests, and any other Forfeitable Interests Permitted Transferee acquires hereafter, and agrees and acknowledges that it shall be treated as a “Principal” who is required to forfeit Forfeitable Interests for purposes of such provisions.

Section 1.2    Notice. All notices, requests, consents and other communications hereunder to Permitted Transferee shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 1.2) or nationally recognized overnight courier, addressed to Permitted Transferee at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by Permitted Transferee:

Section 1.3    Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.

By:
Name